Exhibit 10.4

THIRD AMENDMENT

TO

LEASE AGREEMENT

AAR AIRCRAFT SERVICES, INC.

INDIANAPOLIS AIRPORT AUTHORITY

THIS THIRD AMENDMENT made and entered into the 16th day of May, 2008 by and between the Indianapolis Airport Authority, (hereinafter referred to as Authority) and AAR Aircraft Services, Inc. (hereinafter referred to as Tenant),

W I T N E S S E T H:

WHEREAS, Authority and Tenant entered into a Lease Agreement dated June 17, 2004, providing for Tenant’s occupancy of a portion of the Indianapolis Maintenance Center as the Leased Premises; and

WHEREAS, Authority and Tenant entered into Amendment No. 1 dated January 21, 2005 amending the Leased Premises described in Exhibit B, revised the terms of Article XII, Financial Security and revised Exhibit K, Operating Rules; and

WHEREAS, Authority and Tenant entered into Amendment No. 2 dated May 19, 2006 amending the Leased Premises described in Exhibit B, revised Activation Notice language in Article II, revised rental language in Article VI, addition of language in Article II and Article VI for the activation of On-Call Bays, and addition of language in Article VI for training grant aid including an update to Exhibit G and the addition of Exhibit L; and

WHEREAS, Tenant desires to modify Bay 5B so as the Bay can be utilized to paint Tenant’s customers aircraft; and

WHEREAS, Authority and Tenant find it necessary to update use of premises, environmental, expiration and maintenance/services language due to Tenants desire to modify Bay 5B to paint Tenant’s customers aircraft;

NOW THEREFORE, in consideration of the mutual covenants and considerations contained herein, the parties agree that Article II, Lease of Leased Premises; Ownership of Improvements and Equipment; Use of Premises, Section 206. Use of Leased Premises; Prohibited Uses (A), Article V, Term; Extension Periods, Section 503. Rights at Expiration/Termination, Article X, Maintenance, Repairs and Replacements, Section 1001. Maintenance, Repairs and Replacements to Facilities and Leased Premises (other than Equipment) and Section 1002.  Maintenance Repairs and Replacements of and to Equipment, Article XI, Facilities Operations and Services, Section 1101. Services and Section 1103. Utilities to be Obtained and Maintained by Tenant, and Exhibit K, Operating Rules are hereby deleted and the following are substituted:

ARTICLE II

LEASE OF LEASED PREMISES; OWNERSHIP OF IMPROVEMENTS
AND EQUIPMENT; USE OF LEASED PREMISES

Section 206.          Use of Leased Premises; Prohibited Uses.

(A)          Tenant may only use the Leased Premises for operation of an aircraft, airframe, engine and component maintenance, repair and overhaul (“MRO”) facility for the commercial airlines and other owners, operators or service/maintenance providers of aircraft (including without limitation military and governmental operators of aircraft), including the operation and use of aircraft bays, aircraft engine and component overhaul and repair shops, test cells, aircraft wash and enclosed paint areas, including Bay 5B for aircraft painting, component, part and tooling production, reproduction, or construction (i.e., make from raw materials or piece parts) for MRO, component maintenance, and modification activities.  In addition, Tenant may use the Leased Premises for activities functionally related and subordinate to the uses permitted above, including warehouse and storage areas, common areas, facilities maintenance shops, administrative and support areas, truck docks and aprons, special materials storage areas, aircraft taxiways and parking areas, fire protection facilities and employee and visitor parking so long as such activities are of a size commensurate with such operation.

ARTICLE V

TERM; EXTENSION PERIODS

Section 503.          Rights at Expiration/Termination.

(A)          In no event shall Tenant or any of its subtenants continue to possess, occupy or use the Leased Premises beyond the expiration or sooner termination of the Term without the Authority’s written consent, which consent may be withheld in the Authority’s sole and absolute discretion.

(B)          Tenant further agrees that upon the expiration or earlier termination of the Term, the Leased Premises shall be delivered to the Authority in at least as good condition as originally delivered to Tenant, (provided that Hangar 5B may be returned in the condition as modified by Tenant for aircraft painting), reasonable wear and tear and matters covered by insurance excepted, and subject to performance by the Authority of the Authority’s maintenance, repair and replacement obligations under this Lease, including but not limited to its maintenance, repair and replacement obligations pursuant to Sections 1001 and 1002 below, and the Authority’s obligations under Article VII and Section 1702 of this Lease.

ARTICLE X

MAINTENANCE, REPAIRS AND REPLACEMENTS

Section 1001.       Maintenance, Repairs and Replacements to Facilities and Leased Premises (other than Equipment).  Except to the extent Tenant is responsible therefor under this Section 1001, and subject to Article XVI of this Lease and subject to the Authority’s obligations under Articles VII and XVII of this Lease, the Authority shall, at its cost and expense, be responsible during the Term for (a) performing all maintenance, repairs and replacements with respect to the Facilities and the Leased Premises (other than Equipment, which is covered under Section 1002 below), including without limitation foundations, exterior Facility walls (including door frames, window frames, doors and windows), exteriors of the Facilities, interior demising walls (including door frames and window frames), roof, drains, gutters, and all structural parts of the Facilities, (b) periodically painting the interior walls, and sealing the concrete floors, within the Leased Premises in order to maintain them in a reasonably neat, safe condition, and (c) performing all maintenance, repairs and replacements with respect to the air conditioning, electrical, heating, mechanical and plumbing systems in the Facilities, all in at least as good condition as exists on the Effective Date of this Lease Agreement or in such condition as may be required by applicable Law.  However, the Authority shall not be required to pay for, and Tenant shall indemnify, defend, save and hold harmless the Authority from and against (without reimbursement from Grant Proceeds or Leasehold Improvement Credits), the cost and expense (including without limitation reasonable attorneys’ fees) of, any such maintenance, repairs or replacements that become necessary as a result of or by reason of Tenant’s, its subtenants’ or its or their respective agent’s, contractor’s, Employee’s, or Invitee’s negligence or willful misconduct.  Furthermore, provided that the Authority delivered the Paint Booths to Tenant in good working order and condition and in compliance with all Laws, Tenant shall, at its cost and expense, be responsible for all maintenance and repairs (but not replacements, except to the extent described in the proviso to this sentence) of any paint booths now or hereafter located at the Leased Premises (the “Paint Booths”), and shall perform such maintenance and repairs (but not replacements, except as described in the proviso to this sentence) as are necessary or appropriate in order to cause the Paint Booths to remain in the same condition and repair as when the Paint Booths were first delivered by the Authority to Tenant (ordinary wear and tear excepted); provided, however, that if the replacement of the Paint Booths becomes necessary as a result of or by reason of Tenant’s, its subtenants’, or its or their respective agent’s, contractor’s, Employee’s, or Invitee’s negligence or willful misconduct, Tenant shall be responsible, at its cost and expense, for those replacements (without reimbursement from Grant Proceeds or Leasehold Improvement Credits). Provided that the Authority delivered the Paint Booths to Tenant in good working order and condition and in compliance with all Laws, Tenant hereby acknowledges and agrees that the Authority will have no liability, obligation, or responsibility for maintaining, repairing or replacing the Paint Booths or any components thereof. Tenant hereby further acknowledges and agrees that if Tenant replaces the Paint Booths and is reimbursed for the cost thereof through Grant Proceeds or Leasehold Improvement Credits, the replacement Paint Booths shall also be deemed to belong to the Authority.  Furthermore, as Tenant shall provide modifications to Bay 5B at its sole cost and expense to support Tenant’s operation in the painting of Tenant’s customers aircraft, Tenant shall, at its sole cost and expense, be responsible for all maintenance, repairs and replacements to any modifications to Bay 5B, which installation is associated with Tenant transforming Bay 5B into a paint hangar to paint Tenant’s customers aircraft.  Tenant shall perform such maintenance, repairs and replacements as are necessary or appropriate in order to cause Bay 5B to remain in the same condition and repair as when Bay 5B was first delivered by the Authority to Tenant (ordinary wear and tear excepted); provided, however, that if the replacement of any of the modifications to Bay 5B becomes necessary as a result of or by reason of Authority, its respective agent’s, contractor’s, Employee’s, or Invitee’s negligence or willful misconduct and Authority shall be responsible, at its cost and expense, for those repairs or replacements. Provided that the Authority delivered Bay 5B to Tenant in good working order and condition and in compliance with all Laws, Tenant hereby acknowledges and agrees that the Authority will have no liability, obligation, or responsibility for maintaining, repairing or replacing any components thereof associated with Tenant’s modifications to Bay 5B related to transforming Bay 5B into an aircraft painting operation. Tenant hereby further acknowledges and agrees the proposed modifications to Bay 5B shall also be deemed to belong to the Authority.

To the extent that, during the Term of this Lease, it becomes necessary to install and/or operate any air pollution control equipment at, within or upon the Facilities as a result of Tenant’s or its subtenants’ operations at the Facilities, and if such air pollution control equipment is not a part of the Facilities on the Effective Date of this Lease, Tenant shall be responsible, at Tenant’s cost and expense, for purchasing, installing and operating such equipment and the Authority shall have no responsibility or liability therefor. Tenant shall obtain the Authority’s prior written consent to Tenant’s installation of any such equipment at the Facilities, which consent shall not be unreasonably withheld. Any such equipment that is installed at, within or upon the Facilities and which is a fixture shall be deemed a part of the Facilities and shall belong to the Authority unless the Authority otherwise agrees in writing that it belongs to Tenant. Tenant may seek reimbursement for the cost and expense it incurs in purchasing and installing such equipment at the Facilities through Grant Proceeds (if any Grant Proceeds are then available) or Leasehold Improvement Credits, subject to the terms and conditions of Section 605(A) and (C) above.

Tenant’s obligations under this Section shall survive the expiration or sooner termination of the Term of this Lease.

Section 1002.              Maintenance Repairs and Replacements of and to Equipment.

(A)          Repairs, Replacements and Maintenance by the Authority.  Except to the extent Tenant is responsible therefor as provided under this Section 1002, the Authority shall, at its cost and expense, be responsible during the Term of this Lease Agreement for performing all maintenance, repairs, and replacements with respect to the Equipment furnished by the Authority to Tenant (whether that Equipment is furnished pursuant to an Activation or as replacement Equipment) including without limitation preventive maintenance upon a periodic schedule in accordance with manufacturers’ recommendations. The Authority’s maintenance, repair and replacements obligations shall also extend to any Equipment for which Tenant receives reimbursement from the Authority through Grants or Leasehold Improvement Credits.  To the extent that it becomes necessary to replace any item of Equipment, the Authority shall only be obligated to replace it from then Available Equipment on the Master List of Equipment; the Authority shall in no circumstance be obligated to purchase a new item of replacement equipment, tooling or other personal property. As part of the Authority’s obligations hereunder, the Authority will provide Tenant with a working facility with re-certified tooling.  For purposes of the preceding sentence, a “working facility” means that all Facilities Systems (other than

Excluded Systems) and Equipment, which are located in the Leased Premises as of the Effective Date of this Lease, shall be in good working order and condition if and when that portion of the Leased Premises to which they pertain is delivered to Tenant; provided, however, that during the Activation of any Bay or other portion of the Leased Premises, Tenant will provide the Authority, in accordance with Section 205 above, with a list of those particular Facilities Systems (other than Excluded Systems) and Available Equipment that Tenant will need for that particular Bay or other area of the Leased Premises, and Tenant acknowledges that the Authority’s obligation shall only be to deliver those particular Facilities Systems (other than Excluded Systems) and Available Equipment to Tenant in good working order and condition in connection with that Activation.  Notwithstanding any of the foregoing to the contrary, the Authority shall have no obligation to provide, maintain, repair or replace any computer hardware or software or related tools, systems or equipment nor any modifications or installation of equipment associated with Tenant transforming Bay 5B into a paint hangar bay; and Tenant hereby acknowledges and agrees that Tenant shall not be entitled to any Grant Proceeds or Leasehold Improvement Credits with respect to Tenant’s purchase, maintenance, repair or replacement of any computer software. In addition, notwithstanding the foregoing, Tenant shall, at its cost and expense, be responsible for maintaining, replacing, removing, and disposing of, in compliance with all applicable Laws, any and all filters and blast media relating to any draw down cabinets, draw down tables, and/or blast cabinets, and the Authority shall have no liability or responsibility for or with respect to the filters or blast media relating to any draw down cabinets, draw down tables, and/or blast cabinets. The Authority shall not be required to pay for, and Tenant shall indemnify, defend, save and hold harmless the Authority from and against (and without reimbursement from Grant Proceeds or Leasehold Improvement Credits) the cost and expense, including without limitation reasonable attorneys’ fees, of any such maintenance, repairs or replacements that become necessary by reason of Tenant’s, or its subtenant’s, or its or their respective agent’s, contractor’s, Employee’s or Invitee’s negligence or willful misconduct.  Tenant’s obligations under this Section shall survive the expiration or sooner termination of the Term of Lease.

ARTICLE XI

FACILITIES OPERATIONS AND SERVICES

Section 1101.              Services.  Except as otherwise provided in this Article XI, and without limiting the Authority’s obligations under other provisions of this Lease, the Authority shall, at its cost and expense, furnish the following services to Tenant during the Term of this Lease Agreement:

(A)          Supply and replacement of light bulbs and tubes in and on all buildings, obstruction lights except those light bulbs and tubes installed by Tenant in the modification of Bay 5B into a paint hangar and replacement of all glass in the Facilities, including plate glass.

(B)          Provide janitorial services in the Common Areas of the Facilities.

(C)          Maintain, and clean stoppages in, plumbing fixtures, drain lines and septic and sewage disposal system to the Leased Premises except any maintenance or stoppages within Bay 5B associated with Tenant’s aircraft painting operation.

(D)          Maintain all building and overhead doors and door operating systems, including weather stripping and glass replacement.

(E)          Conduct interior and exterior maintenance for all components of the Facilities, including painting, repairing and replacement, as necessary or appropriate except those items of the Facilities located within Bay 5B installed by tenant in associated of Tenant’s paint hangar operation.

(F)           Remove snow from Air Operation Area, Common Areas, sidewalks, parking areas and roadways, and other areas of the Leased Premises and Facilities at such time and in such a manner as determined by the Authority in its reasonable discretion.

(G)          Landscape the Land and the Facilities, at such times and in such manner as determined by the Authority in its sole discretion.

(H)          Provide and maintain hand fire extinguishers for the interior of the Facilities, including all shops, parking and storage areas in accordance with applicable safety codes, and other applicable Laws except any specialty fire extinguishers that are necessary in association with Tenant modifying Bay 5B so as to utilize Bay 5B as a paint hangar.

(I)           Subject to such stoppages as are necessary in order to maintain, repair or replace the Utility pipes, wires, lines, mains, ducts, and other related fixtures and equipment relating thereto, and subject to Section 1102 below, furnish all utility services (the “Utilities”) for the Leased Premises and the Facilities, including electricity, gas, water, septic, sewer, storm water system, other than those utilities required to be maintained by Tenant under Section 1103 twenty-four (24) hours a day, seven (7) days a week.

(J)           Subject to such stoppages as are necessary in order to maintain, repair or replace the pipes, wires, lines, ducts and other related fixtures and equipment relating thereto, and subject to Section 1102 below, furnish central heat, air conditioning, and ventilation to the Leased Premises twenty-four (24) hours a day, seven (7) days a week; provided, however, that the temperatures to be maintained at particular times during the day, and/or in particular portions of the Leased Premises, and/or on particular days of the week, shall be as mutually determined by the Authority and Tenant.

(K)          Provide security with respect to access by third parties to the Facilities through the front lobby entrance to the Facilities, as reasonably determined by the Authority (which may include, without limitation, at the Authority’s option, posting of security personnel, requirements that any visitors to the Facilities register at the Facilities’ front lobby entrance desk, wear identification and be accompanied by a representative of the tenant whom they are visiting, and other similar requirements); provided, that the Authority shall not be liable to Tenant, its subtenants, or their respective agents, contractors, Employees, or Invitees for loss due to theft or burglary or personal property damage.

Section 1103.       Utilities to Be Obtained and Maintained by Tenant.  Tenant shall be responsible, at its cost and expense, for obtaining telephone, television, internet (or other cable) and for any and all connection costs, usage charges, and any other costs and expenses associated therewith, and Tenant shall promptly pay all such charges, costs and expenses as and when they become due and payable.  Furthermore, including the separate metering of the gas utility and upon the completion of modifications proposed by Tenant to Bay 5B in transforming Bay 5B into a paint hangar bay for Tenant’s customers aircraft, Tenant shall be responsible, at its cost and expense, all connection charges, usage charges, and any other costs and expense associated therewith of any gas utility consumption related to Tenant’s Bay 5B operation.

This Third Amendment shall become effective as to the date first mentioned above and all other terms and conditions of the Lease Agreement dated June 17, 2004 as amended shall remain the same.

Attachments:

Exhibit K:  Operating Rules

SIGNATURE PAGE

In witness whereof, the parties have caused this instrument to be executed as of the date first above mentioned.

“AUTHORITY”

INDIANAPOLIS AIRPORT AUTHORITY

By	/s/ Randall L. Tobias
Randall L. Tobias, President

By	/s/ Lacy M. Johnson
Lacy M. Johnson, Vice-President

By	/s/ Alfred R. Bennett
Alfred R. Bennett, Secretary

By	/s/ N. Stuart Grauel
N. Stuart Grauel, Treasurer

By	/s/ Kelly J. Flynn
Kelly J. Flynn, Member

By	/s/ Shirley M. Haflich
Shirley M. Haflich, Member

By
Michael B. Stayton, Member

By	/s/ Robert H. Voorhies
Robert H. Voorhies, Member

“TENANT”

AAR AIRCRAFT SERVICES, INC.,
an Illinois corporation

By:	/s/ Michael S. Cohen
Printed:	Michael S. Cohen
Title: President & General Manager
AAR Aircraft Services - Indianapolis

STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

Before me, a Notary Public in and for said County and State, personally appeared Randall L. Tobias, President; Lacy M. Johnson, Vice-President; Alfred R. Bennett, Secretary; N. Stuart Grauel, Treasurer; Kelly J. Flynn, Member; Shirley M. Haflich, Member; Michael B. Stayton, Member and Robert H. Voorhies, Member, respectively, of the Indianapolis Airport Authority, and acknowledged the execution of the foregoing instrument as such officers acting for and on behalf of the Indianapolis Airport Authority.

WITNESS my hand and Notarial Seal this 16th day of May, 2008.

/s/ Melissa A. Bennett
Signature

Melissa A. Bennett
	Printed	Notary Public

My Commission Expires:	My County of Residence:

4/29/2015	Morgan

STATE OF ILLINOIS	)
) SS:
COUNTY OF DuPAGE	)

Before me, a Notary Public in and for said County and State, personally appeared Michael S. Cohen, the President & General Manager of AAR Aircraft Services, Inc., an Illinois corporation, and acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said entity.

WITNESS my hand and Notarial Seal this 30th day of April, 2008.

/s/ Kimberly A. Tilford
Signature

Kimberly A. Tilford
	Printed	Notary Public

My Commission Expires:	My County of Residence:

9/26/2009	DuPage

Indianapolis Maintenance Center

Operating Rules

PROCEDURE TO MINIMIZE THE POTENTIAL FOR IMPROPER DISCHARGES ASSOCIATED WITH THE INDIANAPOLIS MAINTENANCE CENTER (IMC) INDUSTRIAL WASTEWATER FACILITY

1.0	PURPOSE

2.0	SCOPE/APPLICATION

3.0	REFERENCES

4.0	DEFINITIONS

5.0	STATEMENT OF WORK

6.0	SPECIAL CIRCUMSTANCES

7.0	FORMS

8.0	EXHIBITS

EXHIBIT K

Operating Rules

PROCEDURE TO MINIMIZE THE POTENTIAL FOR IMPROPER

DISCHARGES ASSOCIATED WITH THE IMC WASTEWATER FACILITY

1.0                               PURPOSE

1.1                               To minimize the potential for improper discharges associated with the IMC Wastewater Facility.

2.0                               SCOPE/APPLICATION/POLICY STATEMENT

2.1                               Scope — The procedure specifies practices associated with discharges to ensure compliance with the City of Indianapolis Industrial Discharge Permit (IDP) requirements.

2.2                               Application — This procedure applies to the Environmental and facility departments.

2.3                               Policy Statement — At a minimum, put in place a process to achieve compliance with all applicable environmental laws, regulations and permits.

3.0                               REFERENCES

3.1                               ISO 14001 Standard (4.4.6 Operational Control)

3.2                               Airport Environmental Policy Statement.

3.3                               IMC Industrial Discharge Permit

4.0                               DEFINITIONS

4.1          None.

5.0          STATEMENT OF WORK

RESPONSIBILITY AND ACTION REQUIRED

5.1          Tenants

5.1.1                     Operate leased spaces to meet the requirements of the IDP and / or operate leased spaces to allow that the Authority can meet the requirements of the Industrial Discharge Permit.

5.1.1.A                 Requirements of the IDP that must be followed by Tenant.

5.1.1.A.1                                             Maintain a Toxic Organic Management Plan in accordance with applicable requirements.  Some aspects to be covered, but not limited to the following:

5.1.1.A.1.a                                     All containers will be kept closed except at times of use.

5.1.1.A.1.b                                     Used Oil and Hazardous Waste Liquids are collected in separate collection containers and are shipped out for proper disposal.

5.1.1.A.1.c                                      Store Materials in the Controlled Materials Rooms, which are specially-designated chemical accumulation rooms that have coated floor areas with berms, sumps and/or secondary containment.

5.1.1.A.1.d                                     Bulk materials will be stored as to minimize the possibility of breakage or leakage of the containers.

5.1.1.A.1.e                                     Areas where hazardous materials are stored must have a spill absorbent material present, with sufficient supplies to handle a small spill of material stored in the area.

5.1.1.A.1.f                                      For the majority of materials stored in areas other than the Controlled Materials Rooms, containers will be stored either in cabinets or lockers having integral secondary containment.  All drums containing liquids are stored in secondary devices.

5.1.1.A.1.g                                     Employees who handle and use chemical materials must be trained how to respond in the event of a spill and on how to prevent spills.  The training should focus on quick action to minimize the impact of the spill.

5.1.1.A.2                                              Sign a Total Toxic Organic (TTO) Certification Statement and submit semi-annually, every June and December.  This certification will be submitted to the Authority as backup to the Authority’s Certification, which is the only Certification that will be submitted to the City.

5.1.1.A.3                                              All discharges authorized in the IDP shall be consistent with the terms and conditions of the IDP.  The discharge of any pollutants identified in the IDP more frequently than at a level in excess of the authorized shall constitute a violation of the permit.  Any anticipated facility expansions, production increases or process modifications which result in new, different or increased discharges of pollutants must be reported to Authority.

5.1.2                     Operate leased spaces in a manner that does not cause an upset in the IMC Industrial Wastewater Facility.

5.1.3                     No material or waste material shall be released or discharge to the Industrial Wastewater Facility drains, except a few aqueous soaps, cleaning materials, rinse waters from empty containers and/or process water that has been reviewed by the Authority.

5.1.4                     No virgin chemicals or waste materials, except stated in 5.1.3, shall be discharged or released into any drains (eg. Solvents, petroleum products, paint, characteristic or listed hazardous waste).

5.1.5                     Chemical Baths and certain rinses associated with plating is the responsibility of the tenant.  These baths will be treated as required prior to conveying to the IMC Industrial Wastewater Facility.

5.2               Authority

5.4.1                     Oversees the operation of the IMC Industrial Wastewater Facility.

5.4.2                     Oversees the compliance of the Industrial Discharge Permit.

5.4.3                     Approves and maintains what process waste can be discharged to the IMC Industrial Wastewater Facility.

6.0                               SPECIAL CIRCUMSTANCES

6.4                               Spills

6.1.1                     All spills to be cleaned up immediately.

6.1.2                     All Spills to be reported following the Airport Spill Procedures, in addition report directly to the Environmental Manager at 317-487-5070.

6.1.3                     Spills to be cleaned up appropriately and not discharged to the IMC Industrial Wastewater Facility.

6.4                               AFFF Releases

6.2.1                     ARFF release will be directed to the AFFF vault and treated appropriately.  The cost to discharge from the AFFF vault is the responsibility of the tenant or operator that caused the release.

6.3                               Aircraft Washing on Hardstand

6.3.1                     Aircraft washing is only allowed on the hardstand if the following conditions are met:

6.3.1.A                                                       The aircraft has to be positioned in the middle of the hardstand area.

6.3.1.B                                                       The over- spray and wash water cannot leave the concrete area of the hardstand.

6.3.1.C                                                       A minimum air temperature for the following 24 hours will not be below 40 degrees F.

6.3.1.D                                                       Tenant will be responsible for ensuring that the conveyances do not build-up excess residual or solids.

6.4                               Paint & Strip Operation in Hangar 5B

6.4.1                     Paint and Paint Waste Material can not be discharged into the industrial treatment conveyances lines.  A permanent plug shall be installed by tenant to ensure no discharge.

6.4.2                     Tenant is responsible for managing, storing, transporting, and disposing off-site all waste associated to or from the paint & strip operation in accordance with all local, state, and federal laws and regulations.

6.4.3                     If Hangar 5B is used as a combination Paint & Strip Operation and an Aircraft Washing Operation., then the Tenant must handle the wash water as they do the paint waste material per 6.4.2.

6.4.4                     Tenant will be responsible for ensuring that the conveyances do not build-up excess residual or solids.

6.5                               Controlled Materials Building

6.5.1                     Tenant will not use the barrel washer to clean any container that held hazardous waste or hazardous chemicals.

6.5.2                     Tenant will provide a list of acceptable containers, chemicals, and quantity to the Airport for approval before using the barrel washers on such container or chemical.  The approved list will be provided in Exhibit 8.1.

6.5.3                     Tenant will be responsible for all spilled material that is spilled and will dispose of it off-site.

6.5.4                     Tenant will provide structural containment for vehicles and equipment that is stored or parked outside.  The normal storm water that drains into this containment that has not been impacted by any spilled material can be drained and treated in the on-site Industrial Wastewater (IW) facility.

6.6                               Fuel Farm Facility

6.6.1                     Tenant will remain in compliance with 40 CFR Part 112 at all times.

6.6.2                     Tenant will develop, implement, and provide a copy of their SPCC Plan and/or any revisions to the Authority, within 30 days of the activation of the fuel farm or revision of the SPCC Plan.

6.6.3                     At no time will fuel be allowed to enter the storm water or Industrial Wastewater conveyance system.

6.7                               Fuel Truck Operation

6.7.1                     Tenant will remain in compliance with 40 CFR Part 112 at all times.

6.7.2                     Tenant will develop, implement, and provide a copy of their SPCC Plan and/or any revisions to the Authority, within 30 days of a on-site fuel truck or revision of the SPCC Plan.

6.7.3                     At no time will fuel be allowed to enter the storm water or Industrial Wastewater conveyance system.

6.7.4                     Fuel truck will be stored outside and meet containment requirements under the 40 CFR Part 112.

6.8                               Fuel Bowser Operations

6.8.1                     Tenant will remain in compliance with CFR Part 112 at all times.

6.8.2                     Tenant will develop, implement, and provide a copy of their SPCC Plan and/or any revisions to the Authority, within 30 days of activation of the fuel bowsers or revision of the SPCC Plan.

6.8.3                     At no time will fuel be allowed to enter the storm water or Industrial Wastewater conveyance system.

6.8.4                     Fuel bowsers will be stored outside and meet containment requirements under the 40 CFR Part 112.

6.8.5                     At no time will a fuel bowser containing fuel be stored in any non-activated hangars.

6.8.6                     Fuel bowsers will be used to defuel an aircraft and not store fuel for any extended period of time.

7.0                               FORMS

7.1          None